SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 11, 2014

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

Honeywell International Inc. (the “Company”) today announced the completion on July 11, 2014 of the sale of its Friction Materials business to Federal-Mogul Corporation in a cash transaction valued at approximately $155 million.   The Company will realign its Transportation Systems business segment with its Aerospace business segment to better take advantage of the engineering and technology similarities and the shared business models between these two business segments.  Under the realigned segment reporting structure, the Company will have three business segments:  Aerospace, Automation and Control Solutions, and Performance Materials and Technologies.

This realignment has no impact on the Company’s historical consolidated financial position, results of operations or cash flows. Effective with the reporting of third quarter 2014 results, the Company will report its financial performance based on the inclusion of Transportation Systems in Aerospace.    To provide historical information on a basis consistent with its new reporting structure, the Company will make available during the third quarter of 2014 certain historical segment results recast to conform to the new reporting structure.  The recasted financial information will not represent a restatement of previously issued financial statements.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits.

99.1     Press release dated July 14, 2014, entitled “Honeywell Completes Sale of its Friction Materials Business to Federal-Mogul.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2014	HONEYWELL INTERNATIONAL INC.

By:  /s/ Jeffrey N. Neuman

 Jeffrey N. Neuman

 Vice President, Corporate Secretary and

 Deputy General Counsel